UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       June 1, 2006

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 1, 2006, Kellwood Company (the “Company”) issued a press release announcing its results of operations for the quarter ended April 29, 2006. A copy of the press release is filed as an exhibit to this report and incorporated herein by reference.

The information in this report, including the exhibits, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2006, Martin Bloom retired as a director of the Company. The Company’s Corporate Governance Guidelines contain a mandatory retirement policy that prohibits any person who has attained the age of 72 from being elected or appointed to the Board. Mr. Bloom is 73. Mr. Bloom has been a member of the Board since 2000 and was a member of the Company’s Audit Committee and Compensation Committee. A copy of the press release is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

99.1	Results of Operations Press Release issued on June 1, 2006.
99.2	Martin Bloom Press Release issued on June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE: June 1, 2006	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel